328327221 v6 Execution Version December 12, 2025 Anne Giviskos Via e-mail Dear Anne: This letter sets forth the terms of the retention agreement (the “Agreement”) that Navan, Inc. (the “Company”) is offering to you to incent you to remain in your employment with the Company through the Retention Date and potentially beyond. 1. RETENTION PERIOD. As set forth in the confirmatory offer letter of even date herewith (the “Confirmatory Offer Letter”) entered into between you and the Company, it is expected that you will become the Company’s Interim Chief Financial Officer on or about January 9, 2025. The Company wants to ensure your continued commitment to remain employed with the Company, and in addition to the Change in Control and Severance Agreement of even date herewith (the “Severance Agreement”) entered into between you and the Company, the Company is entering into this Agreement with you to incent you to remain employed with the Company through the earlier of (i) the date on which the Company appoints a full-time Chief Financial Officer and (ii) June 30, 2026 (such earlier date, the “Retention Date”). 2. RETENTION INCENTIVES. (a) Bonus. You will be paid an annual bonus for fiscal year 2026 in the amount of $250,000, on the date annual bonuses relating to the Company’s 2026 fiscal year are paid to senior executives generally, which, will be subject to applicable payroll deductions and withholdings (the “FY 2026 Bonus”); provided that if your employment terminates prior to the payment date of the FY 2026 Bonus in a manner that would entitle you to receive severance payments and benefits under the Severance Agreement (an “Qualifying Termination”), then subject to you satisfying the conditions to receipt of those severance payments and benefits under the Severance Agreement (the “Severance Pre-Conditions”), you will become entitled to be paid the FY 2026 Bonus at the same time severance payments and benefits are paid under the Severance Agreement. In the event of a Qualifying Termination during the Company’s 2027 fiscal year, the amount payable to you under Section 3(a)(ii)(1) of the Severance Agreement will be a prorated portion of your target annual bonus (i.e., a prorated portion of $250,000). (b) [Reserved]. (c) Long-Term Incentive. (i) Grant of Equity Awards. If and to the extent the Company grants equity awards covering shares of Class A common stock of the Company to a majority of its non-founder executives who report to the Company’s Chief Executive Officer (the “E-Staff”) during the first fiscal quarter of the Company’s 2027 fiscal year (the “2027 Page 2 328327221 v6 Annual Executive Equity Awards”) and assuming you remain employed with the Company through the grant date, you will also receive equity awards covering shares of Class A common stock of the Company (your “2027 Annual Individual Awards”). The number of shares of Class A common stock subject to your 2027 Annual Individual Awards, if granted, will be based on market data prepared by the Company’s compensation consultant for the role of Chief Financial Officer and will be based on similar market percentiles as applied to other members of the E-Staff generally. If awarded, your 2027 Annual Individuals Awards would be granted at the same time as, and on terms no less favorable than, 2027 Annual Executive Equity Awards. (ii) Vesting Acceleration. If (1) you remain continuously employed with the Company through the Retention Date or (2) you incur a Qualifying Termination prior to the Retention Date, subject to satisfying the Severance Pre-Conditions, then all of your outstanding equity awards will vest as to 100% of the unvested portion of those awards. (iii) For the avoidance of doubt, subject to the terms of the applicable award agreements and any policies of the Company regarding equity award settlement and withholding methods, and consistent with then-current Company practice and approach for similarly situated employees, the Company will determine to “net settle” or “sell to cover,” if and as applicable, to satisfy applicable tax liabilities in connection with vesting and settlement of your outstanding equity awards, whether or not you remain in active employment with the Company on the applicable settlement date. (d) Termination. Nothing in this Agreement alters your employment at will status. Accordingly, you are entitled to resign your employment for any reason with or without advance notice, and the Company may terminate your employment with or without cause or advance notice. You agree and acknowledge that you remain responsible for your individual income tax obligations, including following your employment separation date (whether due to a Qualifying Termination or otherwise), and that the Company makes no representations or undertakings regarding the tax treatment of equity awards. 3. Fixed Payments. (a) Prior to December 31, 2025, the Company will pay the total amount of $100,000, less applicable payroll deductions and withholdings as determined by the Company, plus a gross-up amount for the payroll deduction and withholdings, in accordance with the payment details set forth on Exhibit A. Page 3 328327221 v6 (b) The Company will pay an additional amount of $1,500,000, less applicable payroll deductions and withholdings as determined by the Company in accordance with the payment details set forth on Exhibit A if (i) you remain continuously employed with the Company through the Retention Date or (ii) you incur a Qualifying Termination prior to the Retention Date, subject to satisfying the Severance Pre-Conditions, which will be paid at the same time severance payments and benefits are paid under the Severance Agreement. 4. REPRESENTATIONS. You hereby represent that each of the following representations is true and correct in all material respects, and you further acknowledge that each is material to the Company’s entering into this Agreement: (c) You have been paid all compensation owed and for all hours worked to date for the Company; (d) During your employment with the Company to date, you have received all leave and leave benefits and protections for which you were eligible pursuant to the Family and Medical Leave Act or otherwise; (e) You have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim; and (f) You have raised all of your material concerns or issues as of the date hereof regarding the Company’s public reporting of its results for the fiscal quarter ended October 31, 2026, including the Company’s internal controls and procedures, disclosure controls and procedures, financial and accounting closing procedures, and accounting policies. 5. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to You, to such address or electronic mail address in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Jeremy L. Goldstein, Sterlington PLLC, electronic mail address Jeremy.Goldstein@sterlingtonlaw.com; notices@sterlingtonlaw.com; and (ii) if to the Company, to the attention of the General Counsel of the Company at Navan, Inc., 3045 Park Boulevard, Palo Alto, CA 94306, or at such other current address as the Company shall have furnished to You, with a copy (which shall not constitute notice) to Rachel Proffitt and Milson Yu, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, electronic mail address: rproffitt@cooley.com, myu@cooley.com. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the U.S. mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, in the case of Page 4 328327221 v6 facsimile and electronic mail, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. 6. MISCELLANEOUS. This Agreement, along with the Confirmatory Offer Letter and Retention Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the state of New York, without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. Thank you for your continued service and your assistance during this time. We look forward to continuing building a great business together. Sincerely, NAVAN, INC. By:/s/ Ariel Cohen Ariel Cohen Chief Executive Officer I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT: December 12, 2025 Date /s/ Anne Giviskos Anne Giviskos

Execution Version 328327221 v6 EXHIBIT A Payment The additional payments pursuant to Section 3 of the Agreement to which this exhibit is attached, will be paid as further detailed below: Section 3(a): $100,000, less applicable payroll deductions and withholdings as determined by the Company, plus a gross-up amount to cover payroll deductions and withholdings (estimated to be $101,733), with the entirety of the after-tax amount paid to the IOLTA indicated below. Section 3(b): $1,500,000, less applicable payroll deductions and withholdings as determined by the Company, with $588,000 of the after-tax amount paid to the IOLTA indicated below and the remainder to you.